EXHIBIT 99.1

NATIONAL COAL CORP. REPORTS SECOND QUARTER 2009 RESULTS

-	Second quarter revenues increased 11.7% to $35.3 million from $31.6 million during the year-ago quarter.

-	Tons of coal sold decreased 3.2% to 457,082 tons, from 472,216 tons during the year-ago quarter, with a significant drop of 24.1% in Alabama tonnage.

-	Average price per ton increased 16.8% to $75.15 from $64.32 in the same year-ago quarter.

-	For the six months ended June 30, 2009, net cash flow provided by operating activities was a positive $2.5 million versus a negative $5.8 million during the year-ago period.

-	On July 21, 2009, National Coal of Alabama (NCA) defaulted on its $60 million credit facility, and as of August 3, 2009, the lender foreclosed on NCA. As of June 30, 2009, National Coal of Alabama accounted for approximately 56% of National Coal Corp.’s debt and liabilities, approximately 39% of its consolidated revenues for the six months then ended, and about 17% of its December 2008 total reserves.

-	Pro Forma Balance Sheet and Statement of Operations for National Coal Corp. are attached.

Knoxville, Tenn. – (August 10, 2009) – National Coal Corp. (Nasdaq: NCOC), a Central and Southern Appalachian coal producer, reports that for the three months ended June 30, 2009, it achieved total revenues of $35.3 million based primarily on the sale of 457,082 tons of coal. In the same prior-year period, National Coal generated revenues of $31.6 million primarily through the sale of 472,216 tons of coal.

For the three months ended June 30, 2009, National Coal reported a net loss of $6.34 million or $0.19 per share versus a net loss of $9.07 million or $0.30 per share during the year-ago quarter. The Company also reported an improved and positive adjusted EBITDA of $2.3 million versus a negative adjusted EBITDA of $1.3 million reported in the year-ago quarter.

“These results include those of NCA, a subsidiary that suffered a significant decline in sales and an increase in costs in the second quarter, which resulted in foreclosure in the third quarter,” says Daniel A. Roling, President and CEO of National Coal Corp. “However, as I have previously mentioned, National Coal Corp. and our other subsidiaries, which operate in Tennessee, will continue to operate independent of what has occurred in Alabama.”

“There has been much speculation and rumor associated with this transaction and what it will do to our Company,” says Roling. “While we are obviously disappointed we couldn’t meet the obligations of the credit facility, we can now report that the weakest part of our organization will no longer factor into our future performance.”

Effects of NCA on National Coal Corp.

National Coal Corp. acquired its Alabama operations in October 2007, financed principally through the issuance of $60 million in 12% Notes due 2012. On July 21, 2009, NCA defaulted on this obligation. On August 3, 2009, the holders of the 12% Notes due 2012 foreclosed on the outstanding capital stock of NCA. As a result, the entire debt obligation in default of $64.3 million has been classified as a current liability in the accompanying balance sheet at June 30, 2009.

8915 George Williams Rd. Knoxville, TN 37923 865-690-6900 (phone) 865-691-9982 (fax) www.nationalcoal.com

On a Pro Forma basis as of June 30, 2009 National Coal Corp. Stockholders’ equity would be $3.8 million higher than reported.

National Coal Corp. – Pro Forma Tennessee Stand Alone Financial Results

-	Second quarter revenues from Tennessee operations increased 35.2% to $22.6 million up from $16.7 million during the year-ago quarter.

-	Tons of coal sold increased 15.0% to 290,508 tons up from 252,696 tons during the year-ago quarter.

-	The average price per ton increased 21.8% to $74.81 from $61.42 in the same year-ago quarter.

The following results are based on assumptions that reflect the elimination of all assets and liabilities from the disposition of NCA, the gain on the sale as if it had occurred on June 30, 2009, and the elimination of all revenues and expenses of NCA. National Coal Corp. reports that for the period ended June 30, 2009, it achieved total revenues of $22.6 million based primarily on the sale of 290,508 tons of coal. In the same prior-year period, National Coal generated revenues of $16.7 million primarily through the sale of 252,696 tons of coal.

For the three months ended June 30, 2009, National Coal reported a net loss of $3.2 million or $0.09 per share versus a net loss of $5.2 million or $0.17 per share during the prior-year period.

“As a result of the improved pricing and volumes, the Company has begun to generate cash from its operating activities compared to the year-ago period,” says Daniel Roling, “However, our ability to continue to show improvement will be a function of our customers’ ability to receive the tonnage they have contracted to take. At present, we see no further deterioration from current levels.”

Roling explains, “Even though our balance sheet remains challenged, a result of the disposition of NCA is that our total debt has declined from $113.1 million to $47.7 million. Also, Stockholders’ deficit declines from a negative $8.0 million to a negative $4.2 million, and is anticipated to have a net positive adjustment in the third quarter as a result of the disposition of NCA.”

No creditor of NCA, including the holders of the 12% Notes due 2012, has any recourse to National Coal Corp. or its other subsidiaries including our Tennessee operating entities for any liabilities of NCA, including liabilities arising under the credit agreement. Therefore, the operations of National Coal Corp. and its other subsidiaries will continue independently of any actions taken with respect to NCA and its assets.

Outlook

“National Coal Corporation has a strong asset base and significant future organic growth potential”, says Roling. “The Company’s assets include a strategic reserve position of 65,000 contiguous acres where it owns all the coal mineral rights, two preparation plants, a railroad load-out facility, and a 42 mile short line railroad that connects to the Norfolk Southern main line. In addition, it owns another railroad load-out on the Norfolk Southern main line, and leases an additional 14,000 acres.”

“Looking towards the future, National Coal has a strong reserve position of about 34 million recoverable tons, with the potential to increase that through an active drilling program. At present, the Company is working towards obtaining additional permits for new operations. It is management’s belief that National Coal is well positioned operationally to significantly increase production through organic growth over the next five years, subject to market conditions.”

“The challenge facing National Coal is its ability to continue to show steady improvement in its operational performance, improve our liquidity, and strengthen our financial position. Also, lowering our costs is a key objective,” states Roling. “Costs are always a focus, but we are renewing our focus to reduce costs in all areas, including reduction in compensation for top management and members of our Board of Directors.”

During the remainder of 2009, management expects to spend approximately $1.0 million to $1.5 million to maintain existing assets in Tennessee. National Coal Corp. expects to report a gain on the disposition of NCA in the third quarter 2009 due to its negative equity position in NCA. (See footnotes to Pro-Forma Financial Statements.)

“As a result of shipping 568,585 tons from prior and new contracts during the first half, realized prices of $71.89/t were lower than those we anticipate receiving during the second half of the year. Tons committed under contract for the balance of the year total 617,886 tons at $74.45/t; the Company does not anticipate selling any additional tons on the spot market at this time.”

About National Coal Corp.

Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly owned subsidiary, National Coal Corporation, is engaged in coal mining in East Tennessee. Currently, National Coal employs about 325 people. National Coal sells steam coal to electric utilities and industrial companies in the Southeastern United States. For more information and to sign-up for instant news alerts visit www.nationalcoal.com.

Information about Forward Looking Statements

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. Examples of forward looking-statements include anticipated benefits of capital improvements and new mines and an anticipated strengthening coal market in the future. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: (i) the worldwide demand for coal; (ii) the price of coal; (iii) the price of alternative fuel sources; (iv) the supply of coal and other competitive factors; (v) the costs to mine and transport coal; (vi) the ability to obtain new mining permits; (vii) the costs of reclamation of previously mined properties; (viii) the risks of expanding coal production; (ix) the ability to bring new mining properties on-line on schedule; (x) industry competition; (xi) our ability to continue to execute our growth strategies; and (xii) general economic conditions. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

NATIONAL COAL CORP.

CALCULATION OF EBITDA

(Unaudited)

EBITDA is defined as net loss plus (i) other (income) expense, net, (ii) interest expense, (iii) depreciation, depletion, accretion and amortization minus (iv) interest income, (v) income tax benefits, and (vi) income from joint ventures. We present Adjusted EBITDA, including stock compensation expense, to enhance understanding of our operating performance. We use Adjusted EBITDA as a criterion for evaluating our performance relative to that of our peers, including measuring our cost effectiveness and return on capital, assessing our allocations of resources and production efficiencies and making compensation decisions. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of our operating performance and permits them to evaluate our cost effectiveness and production efficiencies relative to competitors. In addition, our management uses Adjusted EBITDA to monitor and evaluate our business operations. However, Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, determined in accordance with GAAP, as indicators of cash flows. The following reconciles our net loss to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net loss	(6,345,569)	(9,070,205)	(14,235,986)	(19,173,110)
Income tax benefit	(267,662)	(318,157)	(701,998)	(394,167)
Other (income) expense, net	49,923	1,073,201	26,763	1,756,177
Income from joint venture	(69,921)	(23,113)	(150,598)	(225,129)
Interest income	(81,735)	(315,900)	(182,922)	(544,810)
Interest expense	4,627,745	4,448,591	8,644,128	9,056,159
Depreciation, depletion, amortization and accretion	4,041,380	2,698,517	8,960,899	7,390,364

EBITDA	1,954,161	(1,507,066)	2,360,286	(2,134,516)
Stock compensation expense	315,565	232,305	740,655	453,926

Adjusted EBITDA	2,269,726	(1,274,761)	3,100,941	(1,680,590)

National Coal Corp.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2009	December 31, 2008
Assets
Current Assets:
Cash and cash equivalents	$945,432	$4,624,511
Restricted cash	2,479,871	2,771,445
Accounts receivable, net	6,026,309	5,738,137
Inventory	5,543,970	3,690,162
Prepaid and other current assets	1,657,794	1,550,873

Total Current Assets	16,653,376	18,375,128
Property, plant, equipment and mine development, net	100,151,492	102,446,696
Deferred financing costs	4,701,349	4,779,439
Restricted cash	20,325,426	19,916,320
Other non-current assets	2,327,617	2,291,634

Total Assets	$144,159,260	$147,809,217

Liabilities and Stockholders’ (Deficit) Equity
Current Liabilities:
Accounts payable	$18,386,181	$13,782,871
Accrued expenses	5,398,324	2,586,312
Debt obligation in default	64,256,963	—
Borrowings under short-term line of credit	4,000,000	—
Current maturities of long - term debt	2,524,622	3,616,338
Current installments of obligations under capital leases	1,579,025	1,943,968
Current portion of asset retirement obligations	371,347	259,607
Deferred revenue	—	2,224,880

Total Current Liabilities	96,516,462	24,413,976
Long-term debt, less current maturities, net of discount	42,286,023	103,499,899
Obligations under capital leases, less current installments	847,864	1,419,099
Asset retirement obligations, less current portion	7,672,296	7,150,091
Deferred revenue	1,178,580	1,303,655
Other non-current liabilities	1,971,101	2,138,235
Deferred tax liability	1,691,529	2,393,527

Total Liabilities	152,163,855	142,318,482

Stockholders’ Equity (Deficit):
Common Stock, $.0001 par value; 80 million shares authorized; 34,379,889 and 34,184,824 shares issued and outstanding at June 30, 2009and December 31, 2008	3,437	3,418
Additional paid-in capital	115,511,584	114,770,947
Accumulated deficit	(123,519,616)	(109,283,630)

Total Stockholders’ (Deficit) Equity	(8,004,595)	5,490,735

Total Liabilities and Stockholders’ (Deficit) Equity	$144,159,260	$147,809,217

The Condensed Consolidated Balance Sheet as of December 31, 2008 was derived from Audited Financials.

See Accompanying Notes to Condensed Consolidated Financial Statements.

National Coal Corp.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Coal sales	$34,351,772	$30,371,697	$68,438,797	$65,855,138
Other revenues	919,674	1,215,043	1,910,388	1,400,349

Total revenues	35,271,446	31,586,740	70,349,185	67,255,487

Operating expenses:
Cost of coal sales (exclusive of depreciation, depletion, amortization and accretion)	30,789,570	29,150,572	62,276,676	63,622,147
Cost of services	766,286	1,144,488	1,708,665	1,144,488
Depreciation, depletion, amortization and accretion	4,041,380	2,698,517	8,960,899	7,390,364
General and administrative	1,761,429	2,798,746	4,003,558	4,623,368

Total operating expenses	37,358,665	35,792,323	76,949,798	76,780,367

Loss from operations	(2,087,219)	(4,205,583)	(6,600,613)	(9,524,880)

Other income (expense):
Interest expense	(4,627,745)	(4,448,591)	(8,644,128)	(9,056,159)
Interest income	81,735	315,900	182,922	544,810
Income from joint venture	69,921	23,113	150,598	225,129
Other	(49,923)	(1,073,201)	(26,763)	(1,756,177)

Other income (expense), net	(4,526,012)	(5,182,779)	(8,337,371)	(10,042,397)

Loss before income taxes	(6,613,231)	(9,388,362)	(14,937,984)	(19,567,277)
Income tax benefit	267,662	318,157	701,998	394,167

Net loss	(6,345,569)	(9,070,205)	(14,235,986)	(19,173,110)
Preferred stock dividend	—	(39,889)	—	(79,779)

Net loss attributable to common shareholders	$(6,345,569)	$(9,110,094)	$(14,235,986)	$(19,252,889)

Basic net loss per common share	$(0.19)	$(0.30)	$(0.42)	$(0.65)

Diluted net loss per common share	$(0.19)	$(0.30)	$(0.42)	$(0.65)

Weighted average common shares outstanding	33,997,537	30,080,337	33,991,216	29,450,135

See Accompanying Notes to Condensed Consolidated Financial Statements.

National Coal Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
	2009	2008
Operating Activities
Net loss	$(14,235,986)	$(19,173,110)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion, amortization and accretion	8,960,899	7,390,364
Deferred income tax benefit	(701,998)	(394,167)
Amortization of deferred financing costs	688,235	477,840
Amortization of debt discount	1,142,846	1,503,642
Gain on disposal of assets	38,762	(102,146)
Loss on sale of Straight Creek properties	—	397,549
Loss on extinguishment of debt	—	1,676,840
Income from joint venture	(150,598)	(225,129)
Bad debt expense	222,712	—
Settlement of asset retirement obligations	(144,423)	(386,763)
Stock option expense	740,656	453,926
Changes in operating assets and liabilities:
Accounts receivable	(510,884)	(146,472)
Inventory	(1,416,562)	(130,323)
Prepaid and other current assets	892,383	1,095,344
Other non—current assets	188,815	80,000
Accounts payable and accrued expenses	9,215,323	1,653,260
Deferred revenue	(2,224,880)	—
Other non—current liabilities	(167,134)	23,875

Net cash flows provided by (used in) operating activities	2,538,166	(5,805,470)

Investing Activities
Capital expenditures	(6,074,711)	(5,435,458)
Proceeds from sale of Straight Creek properties	—	10,711,399
(Increase) decrease in restricted cash	(409,106)	3,645,906
Additions to prepaid royalties	(74,200)	(518,299)

Net cash flows (used in) provided by investing activities	(6,558,017)	8,403,548

Financing Activities
Proceeds from issuance of common and preferred stock	—	10,863,256
Proceeds from stock option exercises	—	1,037,125
Proceeds under short-term line of credit	4,000,000	—
Repayments of long-term debt	(2,076,905)	(12,876,093)
Repayments of obligations under capital leases	(1,143,065)	(279,966)
Payments for deferred financing costs	(439,258)	—

Net cash flows provided by (used in) financing activities	340,772	(1,255,678)

Net (decrease) increase in cash and cash equivalents	(3,679,079)	1,342,400
Cash and cash equivalents at beginning of period	4,624,511	9,854,351

Cash and cash equivalents at end of period	$945,432	$11,196,751

Supplemental Cash Flow Information
Cash paid during the year for interest	$3,081,947	$7,696,009
Non-cash investing and financing activities:
Preferred stock effective dividends	—	131,712
10.5% Senior Secured Notes exchanged for common stock	—	12,735,848
Financed equipment acquisitions	77,700	225,131
Equipment acquired through obligations under capital leases	336,000	3,317,221
Asset retirement obligations incurred, acquired or recosted	324,332	158,300
Interest and fees paid in-kind or financed	2,100,000	—

See Accompanying Notes to Condensed Consolidated Financial Statements.

National Coal Corp.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2009

	Historical	Pro Forma
	National Coal Corp.	Adjustments		As Adjusted
Assets
Current Assets:
Cash and cash equivalents	$945,432	$(316,454	)(a)	$628,978
Restricted cash	2,479,871	(2,479,871	)(a)	—
Accounts receivable, net	6,026,309	(3,645,773	)(a)	2,380,536
Inventory	5,543,970	(2,038,944	)(a)	3,505,026
Prepaid and other current assets	1,657,794	(321,356	)(a)	1,336,438

Total Current Assets	16,653,376	(8,802,398)		7,850,978
Property, plant, equipment and mine development, net	100,151,492	(56,624,211	)(a)	43,527,281
Deferred financing costs	4,701,349	(3,550,500	)(a)	1,150,849
Restricted cash	20,325,426	(8,609,288	)(a)	11,716,138
Other non-current assets	2,327,617	(831,603	)(a)	1,496,014

Total Assets	$144,159,260	$(78,418,000)		$65,741,260

Liabilities and Stockholders’ (Deficit) Equity
Current Liabilities:
Accounts payable	$18,386,181	$(7,414,058	)(a)	$10,972,123
Accrued expenses	5,398,324	(3,625,431	)(a)	1,772,893
Debt obligation in default	64,256,963	(64,256,963	)(a)	—
Borrowings under short-term line of credit	4,000,000	—	(a)	4,000,000
Current maturities of long—term debt	2,524,622	(486,312	)(a)	2,038,310
Current installments of obligations under capital leases	1,579,025	(59,618	)(a)	1,519,407
Current portion of asset retirement obligations	371,347	(226,065	)(a)	145,282

Total Current Liabilities	96,516,462	(76,068,447)		20,448,015
				0
Long—term debt, less current maturities, net of discount	42,286,023	(669,795	)(a)	41,616,228
Obligations under capital leases, less current installments	847,864	(74,619	)(a)	773,245
Asset retirement obligations, less current portion	7,672,296	(3,692,007	)(a)	3,980,289
Deferred revenue	1,178,580	—	(a)	1,178,580
Other non-current liabilities	1,971,101	—	(a)	1,971,101
Deferred tax liability	1,691,529	(1,691,529	)(a)	—

Total Liabilities	152,163,855	(82,196,397)		69,967,458

Common Stock, $.0001 par value; 80 million shares authorized; 34,379,889 and 34,184,824 shares issued and outstanding at June 30, 2009and December 31, 2008	3,437	—		3,437
Additional paid—in capital	115,511,584	—		115,511,584
Accumulated deficit	(123,519,616)	3,778,397	(b)	(119,741,219)

Total Stockholders’ (Deficit) Equity	(8,004,595)	3,778,397		(4,226,198)

Total Liabilities and Stockholders’ (Deficit) Equity	$144,159,260	$(78,418,000)		$65,741,260

See accompanying notes.

National Coal Corp.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2009

	Historical	Pro Forma
	National Coal Corp.	Adjustments (c)	As Adjusted
Revenues:
Coal sales	$68,438,797	$(27,596,938)	$40,841,859
Other revenues	1,910,388	(146,810)	1,.763,578

Total revenues	70,349,185	(27,743,748)	42,605,437

Operating expenses:
Cost of coal sales (exclusive of depreciation, depletion, amortization and accretion)	62,276,676	(24,009,875)	38,266,801
Cost of services	1,708,665	—	1,708,665
Depreciation, depletion, amortization and accretion	8,960,899	(3,824,554)	5,136,345
General and administrative	4,003,558	(577,532)	3,426,026

Total operating expenses	76,949,798	(28,411,961)	48,537,837

Loss from operations	(6,600,613)	668,213	(5,932,400)

Other income (expense):
Interest expense	(8,644,128)	5,516,716	(3,127,412)
Interest income	182,922	(25,816)	157,106
Income from joint venture	150,598	(150,598)	—
Other	(26,763)	51,381	24,618

Other income (expense), net	(8,337,371)	5,391,683	(2,945,688)

Loss before income taxes	(14,937,984)	6,059,896	(8,878,088)
Income tax benefit	701,998	(701,998)	—

Net loss	$(14,235,986)	$5,357,898	$(8,878,088)

Basic net loss per common share	$(0.42)		$(0.26)

Diluted net loss per common share	$(0.42)		$(0.26)

Weighted average common shares outstanding	33,991,216		33,991,216

See accompanying notes.

National Coal Corp.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2008

	Historical	Pro Forma
	National Coal Corp.	Adjustments (c)	As Adjusted
Revenues:
Coal sales	$65,855,138	$(34,375,590)	$31,479,548
Other revenues	1,400,349	(36,194)	1,364,155

Total revenues	67,255,487	(34,411,784)	32,843,703

Operating expenses:
Cost of coal sales (exclusive of depreciation, depletion, amortization and accretion)	63,622,147	(31,343,799)	32,278,348
Cost of services	1,144,488	—	1,144,488
Depreciation, depletion, amortization and accretion	7,390,364	(2,495,742)	4,894,622
General and administrative	4,623,368	(718,145)	3,905,223

Total operating expenses	76,780,367	(34,557,686)	42,222,681

Loss from operations	(9,524,880)	145,902	(9,378,978)

Other income (expense):
Interest expense	(9,056,159)	5,046,121	(4,010,038)
Interest income	544,810	(152,493)	392,317
Income from joint venture	225,129	(225,129)	—
Other	(1,756,177)	(108,224)	(1,864,401)

Other income (expense), net	(10,042,397)	4,560,275	(5,482,122)

Loss before income taxes	(19,567,277)	4,706,177	(14,861,100)
Income tax benefit	394,167	(394,167)	—

Net loss	(19,173,110)	4,312,010	(14,861,100)
Preferred stock dividend	(79,779)	—	(79,779)
Net loss attributable to common shareholders	$(19,252,889)	$4,312,010	$(14,940,879)

Basic net loss per common share	$(0.65)		$(0.51)

Diluted net loss per common share	$(0.65)		$(0.51)

Weighted average common shares outstanding	29,450,135		29,450,135

See accompanying notes.

National Coal Corp.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended June 30, 2009

	Historical	Pro Forma
	National Coal Corp.	Adjustments (c)	As Adjusted
Revenues:
Coal sales	$34,351,772	$(12,617,928)	$21,733,844
Other revenues	919,674	(74,747)	844,927

Total revenues	35,271,446	(12,692,675)	22,578,771

Operating expenses:
Cost of coal sales (exclusive of depreciation, depletion, amortization and accretion)	30,789,570	(11,517,516)	19,272,054
Cost of services	766,286	—	766,286
Depreciation, depletion, amortization and accretion	4,041,380	(1,659,711)	2,381,669
General and administrative	1,761,429	(193,139)	1,568,290

Total operating expenses	37,358,665	(13,370,366)	23,988,299

Loss from operations	(2,087,219)	677,691	(1,409,528)

Other income (expense):
Interest expense	(4,627,745)	2,796,876	(1,830,869)
Interest income	81,735	(7,083)	74,652
Income from joint venture	69,921	(69,921)	—
Other	(49,923)	9,096	(40,827)

Other income (expense), net	(4,526,012)	2,728,968	(1,797,044)

Loss before income taxes	(6,613,231)	3,406,659	(3,206,572)
Income tax benefit	267,662	(267,662)	—

Net loss	$(6,345,569)	$3,138,997	$(3,206,572)

Basic net loss per common share	$(0.19)		$(0.09)

Diluted net loss per common share	$(0.19)		$(0.09)

Weighted average common shares outstanding	33,997,537		33,997,537

See accompanying notes.

National Coal Corp.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended June 30, 2008

	Historical	Pro Forma
	National Coal Corp.	Adjustments (c)	As Adjusted
Revenues:
Coal sales	$30,371,697	$(14,851,066)	$15,520,631
Other revenues	1,215,043	(34,509)	1,180,534

Total revenues	31,586,740	(14,885,575)	16,701,165

Operating expenses:
Cost of coal sales (exclusive of depreciation, depletion, amortization and accretion)	29,150,572	(15,280,654)	13,869,918
Cost of services	1,144,488	—	1,144,488
Depreciation, depletion, amortization and accretion	2,698,517	(836,336)	1,862,181
General and administrative	2,798,746	(583,733)	2,215,013

Total operating expenses	35,792,323	(16,700,723)	19,091,600

Loss from operations	(4,205,583)	1,815,148	(2,390,435)

Other income (expense):
Interest expense	(4,448,591)	2,641,259	(1,807,332)
Interest income	315,900	(132,120)	183,780
Income from joint venture	23,113	(23,113)	—
Other	(1,073,201)	(66,578)	(1,139,779)

Other income (expense), net	(5,182,779)	2,419,448	(2,763,331)

Loss before income taxes	(9,388,362)	4,234,596	(5,153,766)
Income tax benefit	318,157	(318,157)	—

Net loss	(9,070,205)	3,916,439	(5,153,766)
Preferred stock dividend	(39,889)	—	(39,889)
Net loss attributable to common shareholders	$(9,110,094)	$3,916,439	$(5,193,655)

Basic net loss per common share	$(0.30)		$(0.17)

Diluted net loss per common share	$(0.30)		$(0.17)

Weighted average common shares outstanding	30,080,337		30,080,337

See accompanying notes.

National Coal Corp.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The notes to the unaudited pro forma condensed consolidated financial statements that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the unaudited pro forma condensed consolidated financial statements.

(a)	Reflects the elimination of all assets and liabilities of the sale.

(b)	Reflects the gain on the sale if it had occurred on June 30, 2009. The actual gain or loss to be recognized will be based on the carrying amounts of the assets sold and liabilities released on the date of the transaction and may be materially different than the loss noted herein. Based on preliminary estimates, National Coal Corp. anticipates a $25.1 million gain will be recognized in the final accounting for the sale, which consists principally of: (i) $3.8 million of negative equity as of June 30, 2009 and (ii) a projected $21.3 million loss for the subsequent period ending August 3, 2009, which includes a $19.8 accrual for Make-Whole interest pursuant to the Credit Agreement. The pro forma presentations included herein should not be relied upon as indicative of the actual gain or loss to be recorded.

(c)	Reflects the elimination of all revenues and expenses of National Coal of Alabama, Inc.

National Coal Corp.

Supplemental Condensed Consolidating Statement of Cash Flows

For the Six Months Ended June 30, 2009

(Unaudited)

	NCC	NCA	Eliminations	Consolidated
Operating Activities

Net cash flows provided by operating activities	$630,724	$1,907,442	$—	$2,538,166

Investing Activities
Capital expenditures	(4,291,069)	(1,783,642)	—	(6,074,711)
Increase in restricted cash	(378,001)	(31,105)	—	(409,106)
Additions to prepaid royalties	(45,000)	(29,200)	—	(74,200)

Net cash flows used in investing activities	(4,714,070)	(1,843,947)	—	(6,558,017)

Financing Activities
Proceeds under short-term line of credit	4,000,000	—	—	4,000,000
Repayments of long-term debt	(1,642,213)	(434,692)	—	(2,076,905)
Repayments of obligations under capital leases	(1,114,674)	(28,391)	—	(1,143,065)
Payments for deferred financing costs	(439,258)	—	—	(439,258)

Net cash flows used in financing activities	803,855	(463,083)	—	340,772

Net decrease in cash and cash equivalents	(3,279,491)	(399,588)	—	(3,679,079)
Cash and cash equivalents at beginning of period	3,908,469	716,042	—	4,624,511

Cash and cash equivalents at end of period	$628,978	$316,454	$—	$945,432

Supplemental Cash Flow Information
Cash paid during the year for interest	$2,534,139	$547,808	$—	$3,081,947
Non-cash investing and financing activities:
Financed equipment acquisitions	$34,852	$42,848	$—	$77,700
Equipment acquired through obligations under capital leases	336,000	—	—	336,000
Asset retirement obligations incurred, acquired or recosted	—	324,332	—	324,332
Interest and fees paid in-kind or financed	—	2,100,000	—	2,100,000

National Coal Corp.

Supplemental Condensed Consolidating Statements of Cash Flows

For the Six Months Ended June 30, 2008

(Unaudited)

	NCC	NCA	Eliminations	Consolidated
Net cash flows (used in) provided by operating activities	$(8,509,395)	$2,703,925	$—	$(5,805,470)

Investing Activities
Capital expenditures	(3,517,779)	(1,917,679)	—	(5,435,458)
Proceeds from sale of Straight Creek properties	10,711,399	—	—	10,711,399
Decrease in restricted cash	3,563,888	82,018	—	3,645,906
Return of capital from subsidiary	423,913	—	(423,913)	—
Additions to prepaid royalties	(390,625)	(127,674)	—	(518,299)

Net cash flows provided by (used in) investing activities	10,790,796	(1,963,335)	(423,913)	8,403,548

Financing Activities
Proceeds from issuance of common and preferred stock	10,863,256	—	—	10,863,256
Proceeds from stock option exercises	1,037,125	—	—	1,037,125
Repayments of long-term debt	(11,528,081)	(1,348,012)	—	(12,876,093)
Repayments of obligations under capital leases	(279,966)	—	—	(279,966)
Payments for deferred financing costs	—	—	—	—
Distribution to parent	—	(423,913)	423,913	—

Net cash flows used in financing activities	92,334	(1,771,925)	423,913	(1,255,678)

Net (decrease) increase in cash and cash equivalents	2,373,735	(1,031,335)	—	1,342,400
Cash and cash equivalents at beginning of period	8,823,016	1,031,335	—	9,854,351

Cash and cash equivalents at end of period	$11,196,751	$—	$—	$11,196,751

Supplemental Cash Flow Information
Cash paid during the year for interest	$3,697,815	$3,998,194	$—	$7,696,009
Non-cash investing and financing activities:
Preferred stock effective dividends	131,712	—	—	131,712
10.5% Senior Secured Notes exchanged for common stock	12,735,848	—	—	12,735,848
Equipment acquired through obligations under capital leases	225,131	—	—	225,131
Financed equipment acquisitions	1,450,835	1,866,386	—	3,317,221
Asset retirement obligations incurred, acquired or recosted	158,300	—	—	158,300